UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2016

EASTMAN KODAK COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street
Rochester, New York 14650
(Address of Principal Executive Offices with zip code)

Registrant’s telephone number, including area code:   (585) 724-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2016, the Executive Compensation Committee of the Board of Directors (the “Committee”) of Eastman Kodak Company (“Kodak”), approved an equity compensation award to Brad W. Kruchten, Senior Vice President, under its 2013 Omnibus Incentive Plan.  The award, valued at $840,000, was split equally between restricted stock units and non-qualified stock options.  The options expire on November 14, 2023.  Subject to Mr. Kruchten’s continued employment with Kodak, the award vests in three substantially equal installments commencing on September 3, 2018 and the first and second anniversary of such date. In the event Mr. Kruchten’s employment with Kodak is terminated without cause or he resigns for “good reason” on or after September 3, 2017 and prior to complete vesting of the award, the award will continue to vest on the scheduled vesting dates.  The closing price of Kodak’s common stock on November 15, 2016 was $15.20.

Kodak intends to file a form of the award agreement for Mr. Kruchten as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2016

EASTMAN KODAK COMPANY

	By:	/s/Sharon E. Underberg
	Name:	Sharon Underberg
	Title:	Senior Vice President, General Counsel and Secretary

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